SUBADVISORY AGREEMENT
THE PHOENIX EDGE SERIES FUND
PHOENIX MULTI-SECTOR SHORT TERM BOND SERIES

Goodwin Capital Advisers, Inc.
56 Prospect Street
Hartford, CT 06115

      AGREEMENT made as of the 1st day of August, 2007 between Phoenix Variable Advisors, Inc. (the "Advisor"), a corporation organized under the laws of the State of Delaware, and Goodwin Capital Advisers, Inc. (the "Subadvisor"), a corporation organized under the laws of the State of New York.
      WHEREAS, The Phoenix Edge Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940, as amended, (the " 1940 Act"); and
      WHEREAS, the shares of the Fund may be offered in one or
more separate series, including the Phoenix Multi-Sector Short
Term Bond Series (the "Series"); and
     WHEREAS, the Advisor has entered into an Investment
Advisory Agreement ("Advisory Agreement") with the Fund pursuant to which the Advisor acts as investment advisor to the Fund on behalf of one or more separate series of the Fund, including the Series; and
      WHEREAS, pursuant to the Advisory Agreement, the Advisor renders certain investment advisory services to the Fund on behalf of the Series, including providing general oversight of the Series, and evaluating, recommending and monitoring one or more registered investment advisors to serve as subadvisor to the Series; and
      WHEREAS, the Advisor desires, with the approval of the Trustees of the Fund (the "Trustees"), to retain Subadvisor to furnish portfolio management services for the Series; and
      WHEREAS, the Subadvisor is willing to furnish such services on the terms and conditions hereinafter set forth;
      NOW, THEREFORE, the Advisor and the Subadvisor agree as
follows:
1.	Employment as a Subadvisor.  The Advisor, being duly
authorized, hereby appoints the Subadvisor to serve as
subadvisor with regard to the assets of the Series (the
"Assets"), subject to the terms and conditions set forth in
this Agreement.
2.	Acceptance of Employment; Standard of Performance.  The
Subadvisor accepts such appointment to serve as subadvisor
of the Assets and agrees to use its best professional
judgment to make investment decisions and provide related
services for the Assets of the Series in accordance with
the terms and conditions set forth in this Agreement and as
set forth in Schedule D attached hereto and made a part
hereof.  The parties acknowledge and agree that the
services of the Subadvisor hereunder are not deemed
exclusive and that accordingly, the Subadvisor may render
services to others so long as those services do not
conflict in any material manner with the Subadvisor's
performance of its duties and obligations pursuant to this
Agreement.
3.	Services of Subadvisor.  Subject to the general oversight
of the Advisor and the Trustees, the Subadvisor shall
manage all of the Assets of the Series entrusted to it
under this Agreement, including the purchase, retention,
and disposition of assets, securities, and other property,
and shall carry out all of its duties and obligations under
this Agreement, according to the following terms and
conditions:
      (a)	At all times in performing its duties and
obligations under this Agreement, the Subadvisor shall act
in conformity with the following requirements: (i) the
investment objectives, policies and restrictions of the
Fund as they apply to the Assets of the Series and as set
forth in the Fund's then current prospectus and statement
of additional information, as amended or supplemented from
time to time, (collectively, the "Prospectus"); (ii) the
Fund's Agreement and Declaration of Trust, dated February
18, 1986, establishing the Fund, as may be amended from
time to time, ("Declaration of Trust"); (iii) the 1940 Act,
the Investment Advisers Act of 1940, as amended (the
"Advisers Act"), the Securities Act of 1933, as amended,
(the "1933 Act") and the Securities Exchange Act of 1934,
as amended, (the "1934 Act") and the rules and regulations thereunder; (iv) the Internal Revenue Code of 1986, as amended, (the "Code") and the rules and regulations
thereunder, including but not limited to the requirements
for adequate diversification under Section 817(h) of the
Code, for treatment by the Series as a regulated investment
company under sub-chapter M of the Code, and for avoiding
payment of any excise tax under Section 4982 of the Code;
(v) all other applicable federal and state laws, as each
may be amended from time to time; and (vi) and any
resolutions as may be duly adopted by the Trustees from
time to time and any instructions and procedures of the
Advisor, and, in either case, furnished to the Subadvisor (collectively, these requirements are referred to herein as the "Investment Requirements").
      (b)	The Subadvisor shall furnish a continuous
investment program and shall determine what portfolio
investments will be purchased, retained, or sold by the
Series with regards to the Assets of the Series in
conformity with the Prospectus and other Investment
Requirements.
      (c)	The Subadvisor shall effect all transactions and
take all actions to implement the investment objectives and policies of the Series in accordance with this Agreement.
      (d)	The Subadvisor shall have full authority at all
times with respect to the portfolio management of the
Assets, including, but not limited to, the authority: (i)
to give written or oral instructions to various
broker/dealers, banks or other agents and to bind and
obligate the Fund to and for the carrying out of contracts, arrangements, or transactions which shall be entered into by the Subadvisor on the Fund's behalf with or through such broker/dealers, banks or other agents; (ii) to direct the purchase and sale of any securities; and (iii) to maintain
such uninvested cash balances in the Assets of the Series
as it shall deem reasonable and appropriate without
incurring any liability for the payment of interest
thereon.
      (e)	The Subadvisor shall not, without the Advisor's
prior written approval, effect any transaction or take any
action that would cause the Assets of the Series at the
time of the transaction or action to be out of compliance
with any of the Investment Requirements.  The Subadvisor
shall promptly inform the Fund and the Advisor of
developments materially affecting (or reasonably expected
to affect) the Assets of the Series, and will, on its own initiative, furnish the Fund and the Advisor from time to time with whatever information the Subadvisor believes is appropriate for this purpose.
      (f)	The Subadvisor shall send or make available
appropriate representatives to/for regular or special
meetings of the Fund as may be reasonably requested from
time to time by the Advisor.
      (g) 	The Subadvisor shall provide appropriate
representatives to attend meetings requested by the Advisor
at such time(s) and location(s) as are reasonably requested
by the Advisor.
      (h)	The Subadvisor shall place all orders for the
purchase or sale of securities or other investments for the
Assets of the Series with brokers or dealers selected by
the Subadvisor, as more fully specified below in Section 6
of this Agreement.
4.	Transaction Procedures.  All transactions for the purchase
or sale of securities or other investments for the Assets
of the Series will be consummated by payment to, or
delivery by, the Custodian(s) from time to time designated
by the Fund (the "Custodian"), or such depositories or
agents as may be designated by the Custodian pursuant to
its agreement with the Fund (the "Custodian Agreement"), of
all cash and/or securities and/or other property due to or
from the Assets of the Series.  The Subadvisor shall not
have possession or custody of such cash and/or securities
or any responsibility or liability with respect to such
custody, except as described herein.  The Subadvisor shall
advise the Custodian and confirm in writing or by confirmed electronic transmission to the Fund all investment orders for the Assets of the Series placed by it with brokers and
dealers at the time and in the manner set forth in the
Custodian Agreement and in Schedule A hereto (as amended
from time to time).  The Fund shall issue to the Custodian
such instructions as may be appropriate in connection with
the settlement of any transaction initiated by the
Subadvisor.  The Fund shall be responsible for all
custodial arrangements and the payment of all custodial
charges and fees, and, upon giving proper instructions to
the Custodian, the Subadvisor shall have no responsibility
or liability with respect to custodial arrangements or the
acts, omissions or other conduct of the Custodian other
than arrangements, acts, omissions or other conduct arising
in reliance on instructions of the Subadvisor.
5.	Recordkeeping and Reporting.  The Subadvisor shall maintain
the records and information required by Rule 31a-1 under
the 1940 Act described in Schedule B attached hereto, with
respect to the Assets of the Series.  In addition, the
Subadvisor shall maintain such other records relating to
the services the Subadvisor provides under this Agreement
as may be required in the future by applicable SEC and
other applicable rules, and shall retain such information
for such times and in such manner as required by applicable
rules, including but not limited to Rule 31a-2 under the
1940 Act.  The records maintained by the Subadvisor
hereunder shall be the property of the Fund and shall be surrendered promptly upon request; subject, however, to the Subadvisor's right to retain all such records as the
Subadvisor is required to maintain under the Advisers Act
and the rules and regulations promulgated thereunder;
provided, further, that the Fund shall be entitled to make
and maintain copies of any records so retained by request.
6.	Allocation of Brokerage.  The Subadvisor shall have
authority and discretion to select brokers and dealers to
execute transactions initiated by the Subadvisor on behalf
of the Series with regard to the Assets, and to select the
markets on or in which the transactions will be executed,
subject to the following limitations:
      (a)	The Subadvisor shall at all times seek "best-
execution", as defined in Section 28(e)(1) of the 1934 Act.
      (b)	The Subadvisor shall at all times place orders
for the sale and purchase of securities in accordance with
the brokerage policy of the Series as set forth in the
Prospectus and as the Advisor or the Trustees may direct
from time to time.
      (c)	In placing orders for the sale and purchase of
securities for the Assets of the Series, the Subadvisor's
primary responsibility shall be to seek the best execution
of orders at the most favorable prices. However, this responsibility shall not obligate the Subadvisor to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Series, so long as the
Subadvisor reasonably believes that the broker or dealer
selected by it can be expected to provide "best-execution"
on the particular transaction and determines in good faith
that the commission cost is reasonable in relation to the
value of the "brokerage and research services," as defined
in Section 28(e)(3) of the 1934 Act, provided by such
broker or dealer to the Subadvisor, viewed in terms of
either that particular transaction or of the Subadvisor's
overall responsibilities with respect to its clients,
including the Series, as to which the Subadvisor exercises investment discretion, notwithstanding that the Series may not be the direct or exclusive beneficiary of any such
services or that another broker may be willing to charge
the Series a lower commission on the particular
transaction.
      (d)	The Subadvisor shall not execute any securities
transactions for the Assets of the Series with a
broker/dealer that is an "affiliated person" (as defined in
the Act) of the Fund, the Subadvisor or the Advisor without
the prior written approval of the Fund.  The Fund will
provide the Subadvisor with a list of broker/dealers that
are "affiliated persons" of the Fund or Advisor.
7.	Prohibited Conduct.  In providing the services described in
this Agreement, the Subadvisor will not consult with any
other investment advisory firm that the Subadvisor knows
provides investment advisory services to any of the Funds
series regarding transactions for the Fund in securities or
other assets.  In addition, the Subadvisor shall not,
without the prior written consent of the Fund and the
Advisor, delegate any obligations assumed pursuant to this Agreement to any affiliated or unaffiliated third party.
8.	Expenses.  During the term of this Agreement, the
Subadvisor shall bear all expenses incurred by it in
connection with providing its services hereunder.  Without
limiting the foregoing, the parties acknowledge and agree
that the Subadvisor shall furnish at its own expense, or
pay the expenses of the Advisor, for the following items:
      (a)	Office facilities, including office space,
furniture and equipment utilized by the Subadvisor's
employees in the fulfillment of its duties and obligations
under this Agreement; and
      (b)	Personnel and services necessary to perform the
functions required to manage the investment and
reinvestment of the Assets (including those required for
research, analysis, pricing, reporting, statistics, and investment), and to fulfill the other duties and obligations of the Subadvisor hereunder.
9.	Fees for Services.  The compensation of the Subadvisor for
its services under this Agreement shall be calculated and
paid by the Advisor in accordance with the attached
Schedule C.  Pursuant to the Advisory Agreement between the
Fund and the Advisor, the Advisor shall be solely
responsible for the payment of fees to the Subadvisor.
10.	Limitation of Liability.  The Subadvisor shall not be
liable for any action taken, omitted or suffered to be
taken by it in its best professional judgment, in good
faith and believed by it to be authorized or within the
discretion or rights or powers conferred upon it by this
Agreement, or in accordance with specific directions or instructions from the Fund, so long as such acts or omissions shall not have constituted a breach of the
investment objectives, policies and restrictions applicable
to the Assets of the Series and such acts or omissions
shall not have resulted from the Subadvisor's willful
misfeasance, bad faith, reckless disregard or gross
negligence, a violation of the standard of care established
by and applicable to the Subadvisor in its actions under
this Agreement or a breach of its duty or of its
obligations hereunder (provided further, however, that the foregoing shall not be construed to protect the Subadvisor from liability under the 1940 Act, other federal or state securities laws or common law).
11.	Indemnification.
      (a)	The Advisor agrees to indemnify and hold harmless
the Subadvisor, its officers and directors, and any person
who "controls" the Subadvisor, within the meaning of
Section 15 of the Securities Act of 1933, as amended (the
"1933 Act"), from and against any and all direct or
indirect liabilities, losses or damages (including
reasonable attorneys' fees) suffered by Subadvisor
resulting from (i) the Advisor's breach of any provision of
this Agreement, (ii) willful misfeasance, bad faith,
reckless disregard or gross negligence on the part of the
Advisor or any of its officers, directors or employees in
the performance of the Advisor's duties and obligations
under this Agreement or (iii) any untrue statement or
alleged untrue statement of a material fact contained in
the Prospectus and Statement of Additional Information, as
amended or supplemented from time to time or promotional
materials pertaining or relating to the Series or any
amendment thereof or any supplement thereto or the omission
or alleged omission to state therein a material fact
required to be stated therein or necessary to make the
statement therein not misleading, if such a statement or
omission was made by the Fund other than in reliance upon
written information furnished by the Subadvisor or any
affiliated person of the Subadvisor, expressly for use in
the Fund's registration statement or other than upon verbal information confirmed by the Subadvisor in writing expressly for use in the Fund's registration statement.
In no case shall the Advisor's indemnity in favor of the
Subadvisor or any affiliated person or controlling person
of the Subadvisor, or any other provision of this
Agreement, be deemed to protect such person against any
liability to which any such person would otherwise be
subject by reason of willful misfeasance, bad faith or
gross negligence in the performance of its duties or by
reason of its reckless disregard of its obligations and
duties under this Agreement.
      (b)	The Subadvisor agrees to indemnify and hold
harmless the Advisor, its officers and directors, and any
person who "controls" the Advisor, within the meaning of
Section 15 of the 1933 Act, from and against any and all
direct or indirect liabilities, losses or damages
(including reasonable attorneys' fees) suffered by Advisor resulting from (i) the Subadvisor's breach of its duties under this Agreement, (ii) willful misfeasance, bad faith,
reckless disregard or gross negligence on the part of the Subadvisor or any of its officers, directors or employees in the performance of the Subadvisor's duties and
obligations under this Agreement or (iii) any untrue
statement or alleged untrue statement of a material fact
contained in the Prospectus or Statement of Additional
Information, as amended or supplemented from time to time
relating to the Series or any amendment thereof or any
supplement thereto or the omission or alleged omission to
state therein a material fact required to be stated therein
or necessary to make the statement therein not misleading,
if such a statement or omission was made in reliance upon
written information furnished by the Subadvisor to the
Advisor, the Fund or any affiliated person of the Advisor
or the Fund expressly for use in the Fund's registration
statement, or upon verbal information confirmed by the
Subadvisor in writing expressly for use in the Fund's
registration statement; or (iv) to the extent of, and as a
result of, the failure of the Subadvisor to execute, or
cause to be executed, portfolio transactions with respect
to the Assets of the Series according to the standards and requirements of the 1934 Act, the 1940 Act and the Advisers
Act.
In no case shall the Subadvisor's indemnity in favor of the
Advisor or any affiliated person or controlling person of
the Advisor, or any other provision of this Agreement, be
deemed to protect such person against any liability to
which any such person would otherwise be subject by reason
of willful misfeasance, bad faith or gross negligence in
the performance of its duties or by reason of its reckless disregard of its obligations and duties under this
Agreement.
12.	Insurance.  The Subadvisor shall, during the term of this
Agreement, at its own expense, maintain adequate liability
and errors and omissions insurance coverage to the
reasonable satisfaction of the Advisor.
13.	No Personal Liability.  Reference is hereby made to the
Declaration of Trust, a copy of which has been filed with
the Secretary of the Commonwealth of Massachusetts and
elsewhere as required by law, and to any and all amendments
thereto so filed or hereafter so filed with the Secretary
of the Commonwealth of Massachusetts and elsewhere as
required by law.  The name The Phoenix Edge Series Fund
refers to the Trustees under said Declaration of Trust, as
Trustees and not personally, and no Trustee, shareholder,
officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the
Fund; only the Fund estate under said Declaration of Fund
is liable.  Without limiting the generality of the
foregoing, neither the Subadvisor nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly
permit recourse to be had directly or indirectly to any
personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or
is hereafter incurred for claims against the Fund estate.
14.	Confidentiality.  Subject to the duty of the Advisor or
Subadvisor to comply with applicable law, including any
demand of any regulatory or taxing authority having
jurisdiction, the parties hereto shall treat as
confidential all information pertaining to the Series and
the actions of the Subadvisor and the Fund in respect
thereof.  It is understood that any information or
recommendation supplied by the Subadvisor in connection
with the performance of its obligations hereunder is to be
regarded as confidential and for use only by the Advisor,
the Fund or such persons as the Advisor may designate in
connection with the Series. It is also understood that any information supplied to the Subadvisor in connection with the performance of its obligations hereunder, particularly,
but not limited to, any list of investments which, on a
temporary basis, may not be bought or sold for the Series,
is to be regarded as confidential and for use only by the Subadvisor in connection with its obligation to provide investment advice and other services to the Series.  The
parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Series shall be deemed proprietary information of the Advisor, and that
the Subadvisor shall use that information solely in the
performance of its duties and obligations under this
Agreement and shall takes reasonable steps to safeguard the confidentiality of that information. Further, the
Subadvisor shall maintain and enforce adequate security
procedures with respect to all materials, records,
documents and data relating to any of its responsibilities
pursuant to this Agreement including all means for the
effecting of investment transactions.
15.	Assignment.  This Agreement shall terminate automatically
in the event of its "assignment," as that term is defined
in Section 2(a)(4) of the 1940 Act.  The Subadvisor shall
provide the Advisor with reasonable advance written notice
of any proposed change of "control," as defined in Section
2(a)(9) of the 1940 Act, as will enable the Advisor to
consider whether an assignment as defined in Section
2(a)(4) of the 1940 Act will occur and to take the steps it
deems necessary.  The understandings and obligations set
forth in this Section shall survive the termination of this Agreement and shall be binding upon the Subadvisor and its successors.
16.	Representations, Warranties and Agreements of the
Subadvisor.  The Subadvisor represents, warrants and agrees
that:
      (a)	It is registered as an "investment advisor" under
the Advisers Act and will maintain such status so long as
this Agreement remains in effect.
      (b)	It shall comply with any other applicable federal
or state requirements, and the applicable requirements of
any regulatory or self-regulatory agency, necessary to be
met for its performance of the services contemplated by
this Agreement so long as this Agreement remains in effect.
      (c)	It is not prohibited by the 1940 Act, the
Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.
      (d)	It is duly organized and validly existing under
the laws of the State in which it was organized with the
power to own and posses its assets and carry on its
business as it is now being conducted.
      (e)	It has the power and has taken all necessary
action, and has obtained all necessary licenses,
authorizations and approvals, to execute this Agreement,
which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this
Agreement; and the execution, delivery and performance by
it of this Agreement does not contravene or constitute a
default under any agreement binding upon it.
      (f)	It will promptly notify the Advisor of the
occurrence of any event that would disqualify it from
serving as an investment advisor of an investment company
pursuant to Section 9(a) of the 1940 Act or otherwise.
      (g)	It has a written code of ethics complying with
the requirements of Rule 17j-l under the 1940 Act and Rule
204A-1 of the Advisers Act and will provide the Advisor
with a copy of the code of ethics and evidence of its
adoption.  The Subadvisor acknowledges receipt of the
written code of ethics adopted by and on behalf of the Fund
(the "Code of Ethics").  It will not be subject to the Code
of Ethics during the term of this Agreement so long as its
code of ethics complies with applicable regulatory
requirements and has been approved by the Trustees.  Within
15 days of the end of each calendar quarter while this
Agreement is in effect, a duly authorized compliance
officer of the Subadvisor shall certify to the Fund and to
the Advisor that the Subadvisor has complied with the
requirements of Rules 17j-l and 204A-1 of the Advisers Act
during the previous calendar quarter and that there has
been no violation of its code of ethics, or the Code of
Ethics, as the case may be, or if such a violation has
occurred, that appropriate action was taken in response to
such violation.  The Subadvisor shall permit the Fund and
Advisor to examine the reports required to be made by the Subadvisor under Rule 17j-l(c)(1) and all other records relevant to the Subadvisor's code of ethics as may be
reasonably requested by the Advisor or Trustees from time
to time.
      (h)	It will use all necessary efforts to manage the
Assets of the Series so that it will satisfy the
diversification and minimum "good income" requirements of Subchapter M and the diversification requirements of
Section 817(h) of the Internal Revenue Code of 1986, as
amended.
      (i)	It has furnished a true and complete copy of its
registration statement as filed with the Securities and
Exchange Commission (the "Commission") on Form ADV to the
Advisor and will furnish promptly such updated copies of
its registration statement or amendments thereto as are
filed with the Commission from time to time.
      (j)	It will furnish to the Advisor true and complete
copies of reports or other documents as may be reasonably
requested by the Advisor in connection with the performance
of the Subadvisor's duties and obligations under this
Agreement.
      (k)	It will be responsible for the preparation and
filing of Schedule 13G and Form 13F on behalf of the Assets
of the Series in accordance with the requirements
thereunder.
      (l)	It will furnish or otherwise make available to
the Advisor such other information relating to the business
affairs of the Subadvisor or the management of the Series
as the Advisor at any time, or from time to time,
reasonably requests in connection with the Advisor's or Subadvisor's performance of its respective obligations hereunder; subject, however, to the Subadvisor's right to
retain all such records as the Subadvisor is required to
maintain under the Advisers Act and the rules and
regulations promulgated thereunder; provided, further, that
the Fund and the Advisor shall be entitled to make and
maintain copies of any records so retained by the
Subadvisor.
      (m)	It will maintain, keep current and preserve on
behalf of the Fund, in the manner required or permitted by
the Advisers Act and the Rules thereunder, the records
identified in Schedule B (as Schedule B may be amended from
time to time).  The Subadvisor agrees that such records are
the property of the Fund, and will be surrendered to the
Fund or to the Adviser as agent of the Fund promptly upon
request of either.
      (n)	The Subadvisor hereby warrants and represents
that it will provide the requisite certifications requested
by the chief executive office and chief financial officer
of the Fund necessary for those named officers to fulfill
their reporting and certification obligations on Form N-CSR
as required under the Sarbanes-Oxley Act of 2002 in
substantially the form presented in Schedule E attached
hereto and made a part hereof.
      (o)	It has adopted and implemented, and throughout
the term of this Agreement shall maintain in effect and
implement, policies and procedures reasonably designed to
prevent, detect and correct violations by the Subadvisor
and its supervised persons, and, to the extent the
activities of the Subadvisor in respect to the Fund could
affect the Fund, by the Fund, of "federal securities laws"
(as defined in Rule 38a-1 under the Act), and that the
Subadvisor has provided the Fund with true and complete
copies of its policies and procedures (or summaries
thereof) and related information requested by the Fund.
The Subadvisor agrees to cooperate with periodic reviews by
the Fund's compliance personnel of the Subadvisor's
policies and procedures, their operation and implementation
and other compliance matters and to provide to the Fund
from time to time such additional information and
certifications in respect of the Subadvisor's policies and procedures, compliance by the Subadvisor with federal securities laws and related matters and the Fund's
compliance personnel may reasonably request.  The
Subadvisor agrees to promptly notify the Advisor of any
material compliance violations which affect the Series.
17.	Representations, Warranties and Agreements of the Advisor.
The Advisor represents, warrants and agrees that:
      (a)	It is registered as an "investment advisor" under
the Advisers Act.
      (b)	It shall continue to meet any other applicable
federal or state requirements, or the applicable
requirements of any regulatory or self-regulatory agency,
necessary to be met for its performance of the services contemplated by this Agreement so long as this Agreement remains in effect.
      (c)	It is not prohibited by the 1940 Act, the
Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.
      (d)	It is duly organized and validly existing under
the laws of the State in which it was organized with the
power to own and posses its assets and carry on its
business as it is now being conducted.
      (e)	It has the power and has taken all necessary
action, and has obtained all necessary licenses,
authorizations and approvals, to execute this Agreement,
which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this
Agreement; and the execution, delivery and performance by
it of this Agreement does not contravene or constitute a
default under any agreement binding upon it.
      (f)	It has delivered, or will before the effective
date of this Agreement deliver, to the Subadvisor true and
complete copies of (i) the Prospectus, (ii) the Declaration
of Trust, and (iii) such other documents or instruments
governing the investments and investment policies and
practices of the Series applicable to the Subadvisor's
duties and obligations hereunder, and during the term of
this Agreement will promptly deliver to the Subadvisor true
and complete copies of all documents and instruments
supplementing, amending, or otherwise becoming such
documents or instruments before or at the time they become
effective.
      (g)	It will furnish or otherwise make available to
the Subadvisor such other information relating to the
business affairs of the Fund as the Subadvisor at any time,
or from time to time, reasonably requests in order to
discharge its obligations hereunder.
18.	Representations, Warranties and Agreements of the Fund.  By
their approval of this Agreement the Trustees represent,
warrant and agree that:
      (a)	The Fund is not prohibited by the 1940 Act or
other applicable federal or state law from performing their obligations under this Agreement.
      (b)	The Fund is duly organized and validly existing
under the laws of the State in which it was organized with
the power to own and posses its assets and carry on its
business as it is now being conducted.
      (c)	The Fund has taken all necessary action, and have
obtained all necessary licenses, authorizations and
approvals, to permit the Fund to enter into this Agreement,
which Agreement constitutes the Fund's legal, valid and
binding obligation, enforceable in accordance with its
terms; and the execution, delivery and performance by the
Fund of this Agreement does not contravene or constitute a
default under any agreement binding upon the Fund.
19.	Reports. The Subadvisor shall provide the Advisor and the
Trustees such periodic and special reports as the Advisor
may reasonably request. The Subadvisor agrees that such
records are the property of the Fund, and shall be made
reasonably available for inspections, and by the Fund or by
the Advisor as agent of the Fund, and promptly upon request surrendered to either. Without limiting the generality of the foregoing, the parties agree and acknowledge that the Subadvisor shall provide the following items:
      (a)	Quarterly reports, in form and substance
acceptable to the Advisor, including but not limited to
reports with respect to: (i) compliance with the
Subadvisor's code of ethics; (ii) compliance with
procedures adopted from time to time by the Trustees
relative to securities eligible for resale pursuant to Rule
144A under the 1933 Act; (iii) diversification of the
Assets of the Series assets in accordance with the then
governing laws and prevailing Prospectus pertaining to the
Series; (iv) compliance with governing Fund policies and restrictions relating to the fair valuation of securities for which market quotations are not readily available or
considered "illiquid" for the purposes of complying with
the Series limitation on acquisition of illiquid
securities; (v) cross transactions conducted pursuant to
Rule 17a-7 under the 1940 Act; (vi) allocations of
brokerage transactions along with descriptions of the bases
for those allocations and the receipt and treatment of
brokerage and research services received, as may be
requested to ensure compliance with Section 28(e) of the
1934 Act; (vii) any and all other reports reasonably
requested in accordance with or described in this
Agreement; and, (viii) the implementation of the Assets of
the Series investment program, including, without
limitation, analyses of Series performance pertaining to
the Assets of the Series;
      (b)	Annual or other periodic reports, in form and
substance acceptable to the Advisor, including but not
limited reports with respect to: (i) analyses of Series
performance pertaining to the Assets of the Series; (ii)
disclosure related to the portfolio management of the
Assets of the Series and the Subadvisor as may be contained
in the Prospectus or marketing materials as amended,
supplemented or otherwise updated from time to time; and
(iii) foreign custody arrangements as governed by Rule 17f-
7 under the 1940 Act; (iv) compliance with the Subadvisor's
code of ethics pursuant to Rule 17j-1; and (v) such
compliance certifications as may be reasonably requested.
      (c)	The parties acknowledge and agree that the
Subadvisor is authorized to supply the Fund's independent accountants, PricewaterhouseCoopers LLP, or any successor accountant for the Fund, any information that they may request in connection with the Fund.
In addition, the Subadvisor shall immediately notify and
forward to both the Advisor and legal counsel for the
Series whose identity has been provided to the Subadvisor
any legal process served upon it on behalf of the Advisor
or the Fund.  The Subadvisor shall promptly notify the
Advisor of any changes in any information concerning the
Subadvisor of which the Subadvisor becomes aware that is or
would be required to be disclosed in the Fund's
registration statement.
20.	Proxies and Class Actions.  The Subadvisor shall review all
proxy solicitation materials and be responsible for voting
and handling all proxies in relation to the Assets.  Unless
the Advisor or the Fund gives the Subadvisor written
instructions to the contrary, the Subadvisor will, in
compliance with the proxy voting procedures of the Series
then in effect, and provided in writing to the Subadvisor,
vote or abstain from voting, all proxies solicited by or
with respect to the issuers of securities in which the
Assets of the Series may be invested.  The Advisor shall
cause the Custodian to forward promptly to the Subadvisor
all such proxies upon receipt, so as to afford the
Subadvisor a reasonable amount of time in which to
determine how to vote such proxies.  The Subadvisor agrees
to provide the Advisor in a timely manner with quarterly
proxy voting reports containing a record of votes cast
containing all of the voting information required by Form
N-PX.  The Subadvisor will not advise or act on behalf of
the Series to file Form N-PX as required by Rule 30b1-4
under the Act.  The Subadvisor will not advise or act on
behalf of the Series in regards to class action filings,
with respect to any securities held by the Series.
21.	Valuation of Assets and Related Recordkeeping. The
Subadvisor shall assist the recordkeeping agent for the
Fund in determining or confirming the value of any
securities or other assets pertaining to the Assets of the
Series for which the recordkeeping agent seeks assistance
from or identifies for review by the Advisor. The parties
agree that, consistent with applicable law, the Advisor
will not bear responsibility for the determination of value
of any such securities or other assets.
22.	Amendment.  This Agreement may be amended at any time, but
only by written agreement between the Subadvisor and the
Advisor, which amendment, other than amendments to Schedule
A, B, C, D or E, is subject to the approval of the Trustees
and the Shareholders of the Fund as and to the extent
required by the 1940 Act.
23.	Effective Date; Term.  This Agreement shall become
effective on the date set forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until
December 31, 2008, and thereafter only so long as its
continuance has been specifically approved at least
annually in accordance with Sections 15(a) and (c) of the
1940 Act and the Rules promulgated thereunder.
24.	Notices.  Except as otherwise provided in this Agreement,
all notices or other communications required of permitted to be given hereunder shall be in writing and shall be delivered or sent by (i) confirmed facsimile, (ii) registered, certified or overnight mail, or (iii) a nationally recognized overnight courier, to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the other by notice in writing and shall be deemed to have been given at the time of delivery.
If to the Advisor:
PHOENIX VARIABLE ADVISORS, INC.
One American Row
Hartford, Connecticut 06102
Attention: Doreen A. Bonner, Vice
President and Chief
Compliance Officer
Telephone: (860) 403-5456
Facsimile: (860) 403-5262
Email:
Doreen.Bonner@phoenixwm.com

If to the Subadvisor:
GOODWIN CAPITAL ADVISERS, INC.
56 Prospect Street
Hartford, Connecticut 06115
Attention: John R. Flores, Vice
President and Chief
Compliance Officer
Telephone: (860) 403-5127
      Facsimile: (860) 403-5132
      Email: John.Flores@phoenixwm.com

25.	Termination.  This Agreement may be terminated by any
party, without penalty, immediately upon written notice to
the other party in the event of a breach of any provision
thereof by the party so notified, or otherwise, upon sixty
(60) days' written notice to the other party but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other party.
26.	Use of Subadvisor's Name.  Subadvisor hereby grants to the
Fund and Advisor a non-exclusive, royalty-free, worldwide
license to use the subadvisor's name and logo in any and
all promotional materials, prospectuses and registration statements during the term of this Agreement.
27.	Applicable Law.  To the extent that state law is not
preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered,
construed and enforced according to the laws of the State
of New York, without giving effect to the conflicts of laws
principles thereof.
28.	Severability.  If any term or condition of this Agreement
shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition
of this Agreement shall be valid and enforced to the
fullest extent permitted by law.
29.	Certifications.	The Subadvisor hereby warrants and
represents that it will provide the requisite
certifications requested by the Chief Executive Officer and
the Chief Financial Officer of the Fund necessary for those
named officers to fulfill  their reporting and
certification obligations on Form N-SAR as required under
the Sarbanes-Oxley Act of 2002.
30.	Entire Agreement.  This Agreement embodies the entire
agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.
31.	Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.


THE PHOENIX EDGE SERIES FUND


By: 	/s/ Gina Collopy O'Connell
Name:	Gina C. O'Connell
Title: 	Senior Vice President


PHOENIX VARIABLE ADVISORS, INC.


By: 	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

ACCEPTED:

GOODWIN CAPITAL ADVISERS, INC.


By: 	/s/ John H. Beers
Name:	John H. Beers
Title: 	Vice President and Secretary

SCHEDULES:	A. 	Operational Procedures
	B.	Records to be Maintained by the Subadvisor
	C. 	Subadvisory Fee
	D.	Subadvisor Functions
	E.	Form of Sub-Certification


SCHEDULE A

OPERATIONAL PROCEDURES
In order to minimize operational problems, it will be necessary for a flow of information to be supplied by the Subadvisor to State Street Bank and Trust Company (the "Custodian") and PFPC,
Inc. (the "Sub-Accounting Agent") for the Fund.

The Subadvisor must furnish the Custodian and Sub-Accounting Agent with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5:00 p.m. (Eastern time) on the day of the trade (confirmation received from broker). The necessary information can be sent electronically or via facsimile machine to the Custodian and the Sub-Accounting Agent. Information provided to the Custodian and the Sub-Accounting Agent shall include the following:

1.	Purchase or sale;
2.  	Security name;
3.  	Security identifier (e.g., CUSIP), if applicable;
4.  	Number of shares and sales price per share;
5.  	Executing broker;
6.  	Settlement instructions for foreign trades; clearing
and executing broker for domestic trades;
7.  	Trade date;
8.  	Settlement date;
9.  	Aggregate commission or if a net trade;
10. 	Interest purchased or sold from interest bearing
security;
11. 	Other fees;
12. 	Net proceeds of the transaction;
13. 	Exchange where trade was executed;
14.	Currency for foreign trades;
15.	Ticker symbol for domestic trades; and
16. 	Identified tax lot (if applicable).
When opening accounts with brokers for, and in the name of, the Series, the account must be a cash account. No margin accounts are to be maintained in the name of the Series. Delivery instructions are as specified by the Custodian. The Custodian and Sub-Accounting Agent will supply the Subadvisor daily with a cash availability report via access to the Custodian website, or by email or by facsimile and the Sub-Accounting Agent will provide a five day cash projection report, which shall include cash detail and pending trades. This will normally be done by electronically or via facsimile machine by confirmed facsimile or confirmed electronic transmission so that the Subadvisor will know the amount available for investment purposes.




SCHEDULE B

RECORDS TO BE MAINTAINED BY THE SUBADVISOR


1.	(Rule 31a-1(b)(5)) A record of each brokerage order, and all other series purchases and sales, given by the Subadvisor on behalf of the Series for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

A.	The name of the broker;
B.	The terms and conditions of the order and of any
modifications or cancellations thereof;
C.	The time of entry or cancellation;
D.	The price at which executed;
E.	The time of receipt of a report of execution; and
F.	The name of the person who placed the order on behalf of
the Fund.

2.	(Rule 31a-1(b)(9)) A record for each fiscal quarter,
completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of Series securities placed by the Subadvisor to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

A.	Shall include the consideration given to:

(i)	The sale of shares of the Fund by brokers or
dealers.
(ii)	The supplying of services or benefits by brokers or
dealers to:
(a)	The Fund,
(b)	The Advisor,
(c)	The Subadvisor, and
(d)	Any person other than the foregoing.
(iii)	Any other consideration other than the technical
qualifications of the brokers and dealers as such.

B.	Shall show the nature of the services or benefits made
available.

C.	Shall describe in detail the application of any general
or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

D.	The name of the person responsible for making the
determination of such allocation and such division of brokerage commissions or other compensation.



3.	(Rule 31a-(b)(10)) A records in the form of an appropriate
memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of series securities.
Where a committee or group makes an authorization, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of series securities and such other information as is appropriate to support the authorization.*

4.	(Rule 31a-1(f)) Such accounts, books and other documents as
are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment
Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadvisor's transactions for the Series.

______________________________________
* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or subadvisor review.


SCHEDULE C

SUBADVISORY FEE


For services provided to the Fund, the Advisor will pay to the Subadvisor, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate stated below.

The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadvisor, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.

	Phoenix Multi-Sector Short Term Bond Series:		0.20%



SCHEDULE D

SUBADVISOR FUNCTIONS


	With respect to managing the investment and reinvestment of the Series' assets, the Subadvisor shall provide, at its own expense:

(a)	An investment program for the Series consistent with its
investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Advisor, all as set forth in the Objectives and Policies;

(b)	Implementation of the investment program for the Series based upon the foregoing criteria;

(c)	Quarterly reports, in form and substance acceptable to the
Advisor, with respect to: (i) compliance with the Code of Ethics; (ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended; (iii) diversification of Series assets in accordance with the then prevailing Objectives and Policies and governing laws; (iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series' limitation on acquisition of illiquid securities included in the Objectives and Policies; (v) any and all other reports reasonably requested in accordance with or described in this Agreement; and (vi) the implementation of the Series' investment program, including, without limitation, analysis of Series performance;

(d)	Promptly after filing with the Securities and Exchange
Commission an amendment to its Form ADV, a copy of such amendment to the Advisor and the Trustees;

(e)	Attendance by appropriate representatives of the Subadvisor
at meetings requested by the Advisor or Trustees at such time(s) and location(s) as reasonably requested by the Advisor or Trustees; and

(f)	Notice to the Trustees and the Advisor of the occurrence of
any event which would disqualify the Subadvisor from serving as an investment advisor of an investment company pursuant to
Section 9(a) of the 1940 Act or otherwise.



SCHEDULE E

FORM OF SUB-CERTIFICATION

To:
Re:	Form N-CSR Certification for the [Name of Series].
From:	[Name of Subadvisor]
Representations in support of Investment Company Act Rule
30b1-5 certifications of Form N-CSR.
	[Name of Series].
In connection with your certification responsibility under
Rule 30b1-5 and Sections 302 and 906 of the Sarbanes-Oxley
Act of 2002, I have reviewed the following information
presented for the period ended [Date of Reporting Period]
(the "Reports") which forms part of the N-CSR for the
Series.
Schedule of Investments (the "Reports")
Our organization has designed, implemented and maintained
internal controls and procedures, designed for the purpose of ensuring the accuracy and completeness of relevant portfolio trade data transmitted to those responsible for the preparation of the Schedule of Investments. As of the date of this certification there have been no material modifications to these internal controls and procedures.
In addition, our organization has:
a.	Designed such internal controls and procedures to ensure
that material information is made known to the appropriate
groups responsible for servicing the above-mentioned mutual
funds.
b.	Evaluated the effectiveness of our internal controls and
procedures, as of a date within 90 days prior to the date
of this certification and we have concluded that such
controls and procedures are effective.
c.	In addition, to the best of my knowledge there has been no
fraud, whether, or not material, that involves our
organization's management or other employees who have a significant role in our organization's control and procedures as they relate to our duties as Subadvisor to
the Series.
I have read the draft of the Reports which I understand to be current as of [Date of Reporting Period] and based on my knowledge, such drafts of the Reports do not, with respect to the Series, contain any untrue statement of a material fact or omit to state a material fact necessary to make the information contained therein, in light of the circumstances under which such information is presented, not misleading with respect to the period covered by such draft Reports.
I have disclosed, based on my most recent evaluation, to the Series' Chief Accounting Officer:
a.	All significant changes, deficiencies and material
weakness, if any, in the design or operation of the
Subadvisor's internal controls and procedures which could adversely affect the Advisor's ability to record, process, summarize and report financial data in a timely fashion;
b.	Any fraud, whether or not material, that involves the
Subadvisor's management or other employees who have
significant role in the Subadvisor's internal controls and procedures for financial reporting.
I certify that to the best of my knowledge:
a.	The Subadvisor's portfolio manager has complied with the
restrictions and reporting requirements of the Subadvisor's
Code of Ethics (the "Code").
b.	The Subadvisor has complied with the Prospectus and
Statement of Additional Information of the Series and the
Policies and Procedures of the Series as adopted by the
Board of Trustees.
c.	I have no knowledge of any compliance violations with
respect to the Series except as disclosed in writing to the Phoenix Compliance Department by me or by the Subadvisor's compliance officer.
d.	The Subadvisor has complied with the rules and regulations
of the 33 Act and 40 Act, and such other regulations as may apply to the extent those rules and regulations pertain to the responsibilities of the Subadvisor with respect to the Series as outlined above.
This certification relates solely to the Series named above and may not be relied upon by any other fund or entity.
The Subadvisor does not maintain the official books and records of the above Series. The Subadvisor's records are based on its own portfolio management system, a record-keeping system that is not intended to service as the Funds' official accounting system. The Subadvisor is not responsible for the preparation of the Reports.

_______________________________
	__________________________
[Name of Authorized Signature]			Date